EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the use of our report dated February 18, 2005, with respect to the consolidated financial statements included in SouthCrest Financial Group, Inc.’s 2005 Annual Report on Form 10-KSB incorporated by reference herein.

/s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
November 14, 2006